                                                                    Exhibit 23.3
                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


     We hereby consent to the incorporation by reference on Form 10-K of Calpine Corporation (the "Company") and to the references to this firm for the Company's estimated domestic proved reserves contained on Form 10-K for the year ended December 31, 2001.

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       /s/ NETHERLAND, SEWELL & ASSOCIATES, INC.



Houston, Texas
March 25, 2002